UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 13, 2026

HORIZON TECHNOLOGY FINANCE CORPORATION
(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-00802	27-2114934
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue
Farmington, CT 06032
(Address of Principal Executive Offices) (Zip Code)

(860) 676-8654
Registrant’s telephone number, including area code

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	HRZN	The Nasdaq Stock Market LLC
6.25% Notes due 2027	HTFC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Introductory Note

On April 14, 2026, Horizon Technology Finance Corporation (the “Company”), a Delaware corporation, completed its previously announced acquisition of Monroe Capital Corporation (“MRCC”), a Maryland corporation, pursuant to that certain Agreement and Plan of Merger, dated August 7, 2025 (the “Merger Agreement”), by and among the Company, MRCC, HMMS, Inc. (“Merger Sub”), a Maryland corporation and wholly owned subsidiary of the Company, Horizon Technology Finance Management LLC (“HRZN Advisor”), a Delaware limited liability company and investment adviser to the Company, and Monroe Capital BDC Advisors, LLC, a Delaware limited liability company and investment adviser to MRCC. Pursuant to the Merger Agreement, Merger Sub was first merged with and into MRCC, with MRCC surviving the merger as a wholly owned subsidiary of the Company (the “Initial Merger”), and immediately following the Initial Merger, MRCC was then merged with and into the Company, with the Company continuing as the surviving company (the “Second Merger” and, together with the Initial Merger, collectively, the “Mergers”). The Mergers became effective on April 14, 2026, and as of the effective time of the Mergers, MRCC’s separate existence ceased. The Mergers were structured to comply with the safe harbor provision of Rule 17a-8 under the Investment Company Act of 1940, as amended (the “1940 Act”).

In accordance with the terms of the Merger Agreement, at the effective time of the Initial Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of MRCC (“MRCC Common Stock”) issued and outstanding as of immediately prior to the Effective Time, except for shares, if any, owned by the Company or any of its consolidated subsidiaries, was converted into the right to receive 0.9402 shares of the Company’s common stock, par value $0.001 per share (“HRZN Common Stock”) (with MRCC’s stockholders receiving cash in lieu of fractional shares of MRCC Common Stock). As a result of the Mergers, the Company issued an aggregate of approximately 20,370,693 shares of HRZN Common Stock to former MRCC stockholders, prior to any adjustment for cash to be received in lieu of fractional shares. As a result of the Mergers, the Company received approximately $141 million in cash, which comprised the proceeds MRCC received from Monroe Capital Income Plus Corporation (“MCIP”), in connection with MRCC’s sale of its investment portfolio to MCIP (the “Asset Sale”), net of MRCC’s (i) repayment of liabilities, (ii) payment of transaction costs and expenses and (iii) final cash distribution to legacy MRCC stockholders. The Asset Sale closed on April 14, 2026, prior to the Effective Time.

The foregoing description of the Merger Agreement is a summary only and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 8, 2025, which is incorporated herein by reference.

Item 1.01.	Entry Into a Material Definitive Agreement.

On April 14, 2026, in connection with the completion of the Mergers, the Company and HRZN Advisor entered into a Letter Agreement (the “Letter Agreement”), pursuant to which HRZN Advisor agreed to waive an aggregate of $4.0 million in Base Management Fees and/or Incentive Fees (each as defined in the Investment Management Agreement (as defined below)) due and payable to HRZN Advisor pursuant to the terms of the Investment Management Agreement, dated as of March 31, 2025, by and between HRZN Advisor and the Company (the “Investment Management Agreement”) at the rate of $1.0 million per fiscal quarter commencing with the quarter ending September 30, 2026 (the “Fee Waiver”). The Fee Waiver will be in effect until the end of the fiscal quarter ending June 30, 2027 and, for each applicable fiscal quarter, will not exceed the total amount of Base Management Fees and Incentive Fees earned by HRZN Advisor during such fiscal quarter.

The foregoing description of the Letter Agreement is a summary only and is qualified in its entirety by reference to the full text of the Letter Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note above is incorporated by reference into this Item 2.01.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Certain Directors

On April 13, 2026, each of James Bottiglieri, Edward Mahoney, Robert Pomeroy, Elaine Sarsynski and Joseph Savage submitted their resignations from the Company’s Board of Directors (the “Board”), effective as of the Effective Time. Immediately thereafter, pursuant to Board approval, the size of the Board was reduced to four directors. Messrs. Bottiglieri, Mahoney, Pomeroy and Savage’s and Ms. Sarsynski’s resignations were not a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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Appointment of Thomas Allison to the Board

Effective upon the closing of the Mergers, Thomas J. Allison’s election to the Board, to serve as a Class I director of the Company until the 2026 annual meeting of the Company’s stockholders or until his successor is duly elected and qualified, in accordance with the requirements of Section 16(b) of the 1940 Act and the Company’s ongoing compliance with Section 15(f) of the 1940 Act, became effective. Mr. Allison was previously elected to serve on the Board, subject to the closing of the Mergers, by the Company’s stockholders at its special meeting of stockholders held on March 13, 2026.

The Nominating and Corporate Governance Committee of the Board has determined that Mr. Allison is not an “interested person,” as defined in Section 2(a)(19) of the 1940 Act, of the Company, is an “independent director” as defined in Rule 5602(a)(2) of the Nasdaq listing rules and meets the independence requirements of Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company expects that Mr. Allison will be appointed to serve on each standing committee of the Board.

The appointment of Mr. Allison was made pursuant to the requirements of the Merger Agreement but was not otherwise made pursuant to any arrangement or understanding between Mr. Allison and any other person. Further, with regard to Mr. Allison, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant that would require disclosure under Item 404(a) of Regulation S-K promulgated by the SEC. For more information regarding Mr. Allison and his appointment to the Board, see the Company’s prospectus and combined joint proxy statement with MRCC, dated January 16, 2026 (as amended and supplemented, the “Joint Proxy Statement”), which was previously filed with the Securities and Exchange Commission (the “SEC”) as part of the Company’s registration statement on Form N-14 (File No. 333-290114) (as amended, the “Form N-14 Registration Statement”).

Item 7.01.	Regulation FD Disclosure.

In connection with the closing of the Mergers, the Closing HRZN Net Asset Value (as defined in the Merger Agreement) as of April 11, 2026 was estimated to be $6.91, and the Closing MRCC Net Asset Value (as defined in the Merger Agreement) as of April 11, 2026 was estimated to be $6.50.

The Closing HRZN Net Asset Value and the Closing MRCC Net Asset Value determinations described in this Current Report on Form 8-K were made pursuant to the requirements of, and solely for the purposes of, the Merger Agreement. The Closing HRZN Net Asset Value and the Closing MRCC Net Asset Value were not reviewed or approved for purposes of financial statement preparation or as part of a comprehensive statement of the Company’s or MRCC’s financial results. The Closing HRZN Net Asset Value of the HRZN Common Stock as of April 11, 2026 may not be indicative of the actual net asset value per share of the Company’s common stock as of December 31, 2025 or March 31, 2026.

On April 14, 2026, the Company issued a press release announcing, among other things, the completion of the Mergers. A copy of the press release is furnished herewith as Exhibit 99.1.

The information contained in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, is being furnished and shall not be deemed “filed” for any purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such Section and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Fund Acquired

Certain of the information that may be deemed to be required by Item 9.01(a) of Form 8-K, including certain financial statements pursuant to Rule 6-11 of Regulation S-X, was previously included or incorporated by reference in the Joint Proxy Statement, which was previously filed with the SEC as part of the Form N-14 Registration Statement. As a result, pursuant to General Instruction B.3 of Form 8-K, and in light of the fact that the Company did not acquire any portfolio investments held by MRCC, such information is not included herein.

(d)	Exhibits.

2.1*
Agreement and Plan of Merger, by and among Horizon Technology Finance Corporation, HMMS, Inc., Monroe Capital Corporation, Monroe Capital BDC Advisors, LLC and Horizon Technology Finance Management LLC, dated as of August 7, 2025 (Incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K (File No. 814-00802) filed with the Securities and Exchange Commission on August 8, 2025).

10.1	Letter Agreement, dated as of April 14, 2026, by and between Horizon Technology Finance Corporation and Horizon Technology Finance Management LLC.

99.1	Press Release, dated April 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the SEC upon its request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Horizon Technology Finance Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON TECHNOLOGY FINANCE CORPORATION

Date: April 14, 2026	By:	/s/ Michael P. Balkin
	Name:	Michael P. Balkin
	Title:	Chief Executive Officer